UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported):

January 14, 2009

WOOZYFLY INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3768799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

59 West 19th Street, 6th Floor
New York, NY 10011
 (Address of principal executive offices) (zip code)

(646) 594-8669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01. – Entry into a Material Definitive Agreement

On January 7, 2008, WoozyFly, Inc. ("the Company") entered into an agreement with Venor, Inc. to provide consulting services on a month to month basis.   Eric Stoppenhagen, a principle of Venor, Inc., will provide executive financial services to the Company.  Venor, Inc. will be paid $15,000 the first month, $10,000 the second month, $7,500 the third month, $5,000 the fourth month, and $3,500 ever month thereafter. A copy of the consulting agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02. – Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

On January 14, 2009, the Company’s existing director, Jonathan Bomser, resigned and the following directors were appointed:

Name	Age	Position
David Skriloff	43	Chairman, Director
Kellis R. Veach	66	Director
Eric Stoppenhagen	35	Director

DAVID SKRILOFF is Portfolio Manager of MKM Capital Advisors, LLC.  Previously, he was a managing director at Vision Capital Advisors, LLC, a position he had held from January 2006 to December 2007. Prior to Vision, Mr. Skriloff was a managing director at Duncan Capital, from January 2004 to December 2005. Before Duncan, Mr. Skriloff was EVP of Business Development for Millivision, Inc. from September 2001 to December 2003. Mr. Skriloff earned a BS in Electrical Engineering from Carnegie-Mellon University in 1987 and an MBA from NYU in 1992.

To the Company's knowledge, Mr. Skriloff and his affiliates (including MKM Opportunity Master Fund, Ltd.) manages 360,000 shares of the Company's common stock, $650,000 of Convertible Notes which converts into 975,000 shares of the Company's common stock, and warrants to purchase 731,250 shares of common stock. Mr. Skriloff does not own any other equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC other than with respect to the transactions that have been described herein.

KELLIS R. VEACH currently serves as Chief Financial Offer of STB TeleMedia, Inc.  From 2003 to 2008, Mr. Veach served as Vice-President of Sheridan Square Entertainment, Inc., and as a Chief Financial Officer of its distribution subsidiary. From 2000 through 2003, Mr. Veach served as CFO of Hello Network.com, Inc.  From 1998 through 2000, Mr. Veach served as a Senior Vice-President of Finance and Treasurer of Cognitive Arts Corp., and from 1992 through 1998 as a Senior Vice-President and Controller of Alliance Entertainment Corp., a NYSE company. Previously Mr. Veach was a partner in the accounting firm, Grant Thornton International. Mr. Veach graduated from Indiana University with a Bachelor of Science in Business.

To the Company’s knowledge, Mr. Veach and his affiliates do not own any equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission other than with respect to the transactions that have been described herein.

ERIC STOPPENHAGEN, though his consulting company, Venor, Inc., focuses on financial management of small to medium businesses desiring to go public or that are public. He provides temporary CFO services helping with transaction advisory, security filings, and corporate governance requirements. Mr. Stoppenhagen has more than 10 years of financial experience, having served in an executive capacity for several public and private companies; including President of Trestle Holdings, Inc., CFO of AuraSource, Inc., President of Landbank Group, Inc., CFO of GHG Trading Platforms, Inc., and CFO of Jardinier Corporation. Mr. Stoppenhagen is a Certified Public Accountant. He holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

To the Company’s knowledge, Mr. Stoppenhagen and his affiliates do not own any equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission other than with respect to the transactions that have been described herein.

None of the newly appointed directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

On January 14, 2008, all of the officers of the Company resigned.  The Board of Directors appointed Eric Stoppenhagen as interim Chief Executive Officer and President, Chief Financial Officer and Treasurer, and Secretary of the Company.

There was no disagreement or dispute between any of the previous officers or directors and the Company which led to their resignations.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Consulting Agreement between WoozyFly, Inc. and Venor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOOZYFLY, INC.

Date: January 20, 2009	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: Interim President